Exhibit 99.2

MASTECH HOLDINGS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2013

(Amounts in thousands, except per share data)

(Unaudited)

	Pro Forma
	As Reported	Adjustments	Pro Forma
Revenues	$55,940	$5,805	$50,135
Costs of revenues	45,601	4,810	40,791

Gross Profit	10,339	995	9,344
Selling, general and administrative expenses	8,136	893	7,243

Income from operations	2,203	102	2,101
Interest Income (expense), net	(54)	—	(54)
Other income (expense), net	45	(1)	46

Income before income taxes	2,194	101	2,093
Income tax expense	830	46	784

Net Income	$1,364	$55	$1,309

Earnings per share:
Basic	$0.41	$0.02	$0.39

Diluted	$0.40	$0.02	$0.38

Weighted average common shares outstanding:
Basic	3,343	3,343	3,343
Diluted	3,427	3,427	3,427

MASTECH HOLDINGS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2012

(Amounts in thousands, except per share data)

(Unaudited)

	Pro Forma
	As Reported	Adjustments	Pro Forma
Revenues	$49,766	$5,245	$44,521
Costs of revenues	40,477	4,259	36,218

Gross Profit	9,289	986	8,303
Selling, general and administrative expenses	7,922	886	7,036

Income from operations	1,367	100	1,267
Interest Income (expense), net	(33)	—	(33)
Other income (expense), net	(23)	—	(23)

Income before income taxes	1,311	100	1,211
Income tax expense	501	43	458

Net Income	$810	$57	$753

Earnings per share:
Basic	$0.24	$0.02	$0.23

Diluted	$0.24	$0.02	$0.22

Weighted average common shares outstanding:
Basic	3,320	3,320	3,320
Diluted	3,427	3,427	3,427

MASTECH HOLDINGS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(Amounts in thousands, except per share data)

(Unaudited)

	Pro Forma
	As Reported	Adjustments	Pro Forma
Revenues	$101,838	$11,068	$90,770
Costs of revenues	82,629	9,024	73,605

Gross Profit	19,209	2,044	17,165
Selling, general and administrative expenses	15,693	1,899	13,794

Income from operations	3,516	145	3,371
Interest Income (expense), net	(68)	—	(68)
Other income (expense), net	36	—	36

Income before income taxes	3,484	145	3,339
Income tax expense	1,345	64	1,281

Net Income	$2,139	$81	$2,058

Earnings per share:
Basic	$0.66	$0.02	$0.63

Diluted	$0.64	$0.02	$0.61

Weighted average common shares outstanding:
Basic	3,260	3,260	3,260
Diluted	3,361	3,361	3,361

MASTECH HOLDINGS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2013

(Amounts in thousands, except share and per share data)

(Unaudited)

	Pro Forma
	As Reported	Adjustments	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$616	$1,006	$1,622
Accounts receivable, net	13,380	—	13,380
Unbilled receivables	3,368	—	3,368
Prepaid and other current assets	883	(43)	840
Deferred income taxes	141	—	141

Total current assets	18,388	963	19,351
Equipment, enterprise software and leasehold improvements, net	233	(14)	219
Intangible assets, net	18	(18)	—
Deferred financing costs, net	33	—	33
Non-current deposits	210	—	210
Goodwill	405	(405)	—
Deferred income taxes	152	—	152

Total assets	$19,439	$526	$19,965

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$3,479	$—	$3,479
Accounts payable	2,571	228	2,799
Accrued payroll and related costs	4,557	(144)	4,413
Other accrued liabilities	363	—	363
Deferred revenues	91	—	91

Total current liabilities	11,061	84	11,145

Total liabilities	11,061	84	11,145
Commitments and contingent liabilities	—	—	—
Shareholders’ equity:
Preferred Stock, no par value; 20,000,000 shares authorized; none outstanding	—	—	—
Common Stock, par value $.01; 100,000,000 shares authorized; and 3,931,912 shares issued as of June 30, 2013	39	—	39
Additional paid-in capital	11,237	—	11,237
Retained earnings	283	442	725
Accumulated other comprehensive (loss), net of tax	(50)	—	(50)
Treasury Stock, at cost; 586,367 shares as of June 30, 2013	(3,131)	—	(3,131)

Total shareholders’ equity	8,378	442	8,820

Total liabilities and shareholders’ equity	$19,439	$526	$19,965

MASTECH HOLDINGS, INC.

EXPLANATORY NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Pro forma Adjustments:

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and 2012 and the year ended December 31, 2012 includes the following adjustments:

•	To reflect the removal of the operating results of the Company’s Healthcare Staffing segment as if the Transaction occurred on January 1, 2012.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 includes the following adjustments:

•	To reflect cash received and the removal of accrued liabilities assumed by the buyer related to the sale of the Company’s Healthcare Staffing segment.

•	To reflect the disposition of assets sold as of June 30, 2013.

•	To reflect accounts payable related to transaction closing costs and certain closure expenses of the business sold.

•	To reflect the gain on the sale, net of income tax expense of $43,000.